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                                                                   Exhibit 10.27


                   BURLINGTON NORTHERN SANTA FE CORPORATION
                          DIRECTORS' RETIREMENT PLAN



1.   PURPOSE
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          The purpose of this Burlington Northern Santa Fe Corporation
Directors' Retirement Plan (the "Plan") is to promote the interests of Burlington Northern Santa Fe Corporation (the "Company") and its shareholders by strengthening its ability to attract and retain outstanding individuals to serve as members of the Board of Directors of the Company by providing such individuals with retirement benefits following termination of their services as members of such Board.

2.   EFFECTIVE DATE
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          The Plan shall be effective January 1, 1996 (the "Effective Date").
The provisions of the Plan in effect on the date when an individual terminates services as a member of the Board of Directors of the Company shall govern the rights and benefits of such individual under the Plan.

3.   ELIGIBILITY
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          Each individual who is a member of the Board of Directors of the
Company on the Effective Date or becomes a member of such Board at any time thereafter shall be eligible for the benefits provided for under this Plan, provided that at the time when such individual terminates service as a member of such Board, he or she is not an employee of the Company in the period immediately preceding retirement and has served as a member of such Board for a period of at least ten consecutive years; or has attained the mandatory retirement age for

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directors; or is a director who is designated by the Compensation and Benefits
Committee of the Board of Directors to be eligible for the benefits provided for under this Plan upon retirement from the Board. For purposes of determining whether or not an individual has served as a member of the Board of Directors of the Company for a period of at least ten consecutive years, service as a member of the Board of Directors of Burlington Northern, Inc. or Santa Fe Pacific Corporation or their predecessor companies shall be taken into account.

4.   AMOUNT OF RETIREMENT PENSION
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          Each individual who satisfies the eligibility requirements set forth in Section 3 at the time when the individual terminates service as a member of the Board of Directors of the Company shall be entitled to receive an annual retirement pension in the amount of the annual retainer for services as a Board member in effect at the time of termination of service, exclusive of any fees or other amounts payable for attendance at the meetings of such Board or for service on any committee thereof.

5.   FORM AND COMMENCEMENT OF RETIREMENT PENSION
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          The retirement pension to which an individual is entitled under
Section 4 shall be paid to such individual in quarterly installments if such individual is alive at the time for payment. The first installment shall be paid to such individual on the first day of the calendar quarter immediately following the date on which such individual terminates service as a member of the Board of Directors of the Company. Subsequent installments shall be paid to such individual on the first day of each succeeding quarter.

6.   BENEFITS IN THE EVENT OF DEATH
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          In the event of the death of a retired Director who is receiving benefits under this

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Plan, all benefit payments will terminate.

7.   SOURCE OF BENEFITS
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          All benefits payable under the Plan shall be paid solely from the general assets of the Company. The liabilities of the Company pursuant to the Plan to any individual who has served as a member of the Board of Directors of the Company shall be those of a debtor only pursuant to such contractual obligations as are created by the Plan, and no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance or any property of the Company.

8.   ADMINISTRATION
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        The Plan shall be administered by the Senior Vice President of Employee
Relations of the Company or his successor. Subject to the express provisions of the Plan and under the supervision of the Board of Directors, the Senior Vice President of Employee may make all determinations necessary or advisable for administering the Plan.

9.   GOVERNING LAW
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          All questions pertaining to the construction, regulation, validity and effect of the Plan shall be determined in accordance with the laws of the State of Texas.

10.  AMENDMENT, SUSPENSION OR TERMINATION
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          The Board of Directors of the Company may at any time and from time to time, and retroactively if deemed to be necessary or appropriate, amend, suspend or terminate in whole or in part any or all of the provisions of the Plan, except that no such amendment, suspension or termination shall adversely affect the rights and benefits under the provisions of the Plan in effect immediately prior to such action which an individual who has terminated his

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service as a member of such Board is entitled under the Plan; and provided, further, that if a change in control of the Company as defined in the Company's Stock Incentive Plan shall have occurred during the period of this Plan, this Plan shall continue in effect for a period of not less than 24 months beyond the month in which such change in control of the Company occurred.

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